Exhibit 99.1

Press Release	AMERICAN RAILCAR INDUSTRIES, INC. 100 Clark Street, St. Charles, Missouri 63301 www.americanrailcar.com

For Release: OCTOBER 26, 2011	Contact:	Dale C. Davies Michael Obertop 636.940.6000
AMERICAN RAILCAR INDUSTRIES, INC. REPORTS LARGEST BACKLOG SINCE JUNE
2008 AND INCREASED RAILCAR SHIPMENTS
St. Charles, MO, October 26, 2011 — American Railcar Industries, Inc. (ARI or the Company) (NASDAQ: ARII) today reported its third quarter 2011 financial results.
Third Quarter Highlights
•
The Company’s backlog increased to approximately 7,110 railcars at September 30, 2011, the largest since June 2008. The Company’s backlog at September 30, 2011 included approximately 1,700 railcars for lease. The Company had approximately 1,050 railcars in its backlog at December 31, 2010.

•	Total revenues for the third quarter of 2011 were $125.8 million compared to $64.8 million for the third quarter of 2010.
•	Railcar shipments for the third quarter of 2011 were approximately 1,340 railcars compared to approximately 420 railcars for the same period in 2010.
•	Gross profit was $15.0 million for the third quarter of 2011 compared to $2.3 million for the same period in 2010.
•	Net earnings per share for the third quarter of 2011 were $0.19 compared to a net loss per share of $(0.29) for the same period in 2010.
•	Adjusted EBITDA was $12.2 million for the third quarter of 2011 compared to $1.5 million for the same period in 2010.
Message from ARI’s President and CEO
“Our orders of over 9,100 railcars during the first nine months of 2011 have given us our largest backlog since June 2008. Revenues, railcar shipments and gross profit have increased in the third quarter of 2011 compared to the second quarter of 2011 and the third quarter of 2010. We have continued to ramp up production to meet customer demand with approximately 1,340 deliveries for the third quarter,” said James Cowan, President and CEO of ARI. “Our railcar services segment also reported strong results, with gross profit margin at 27% on revenues of $17.2 million for the third quarter of 2011.”
Discussion of Results
For the third quarter of 2011, total revenues were $125.8 million compared to $64.8 million for the third quarter of 2010. Revenues increased primarily due to an increase in railcar shipments.
EBITDA, adjusted to exclude stock based compensation (Adjusted EBITDA), was $12.2 million for the third quarter of 2011 compared to $1.5 million for the comparable quarter of 2010. The increase from 2010 resulted primarily from increases in revenues and gross profit margin. The Company’s gross profit margin increase was primarily attributable to increased shipments, improved pricing and leverage created by higher volumes, partially offset by decreased railcar repair projects at the manufacturing facilities as this capacity was returned to new railcar manufacturing. Selling, administrative and other costs, exclusive of stock based compensation, remained consistent with the third quarter of 2010. A reconciliation of the Company’s net earnings (loss) to EBITDA and Adjusted EBITDA (both non-GAAP financial measures) is set forth in the supplemental disclosure attached to this press release.
Net interest expense was $3.5 million for the third quarter of 2011 compared to $4.3 million of net interest expense for the third quarter of 2010. Interest expense decreased due to capitalized interest recorded for the investment in the Company’s joint venture.

The Company reported net earnings of $4.0 million, or $0.19 per share, for the third quarter of 2011 compared to a net loss of $(6.3) million, or $(0.29) per share, for the same period in 2010. The Company’s net earnings increased due to the factors mentioned above and a decrease in stock based compensation of $4.6 million as a result of fluctuations in the Company’s stock price.
For the nine months ended September 30, 2011, total revenues were $322.5 million compared to $178.3 million for the comparable period in 2010. Revenues increased primarily due to an increase in railcar shipments, partially offset by decreased railcar repair projects at the manufacturing facilities as this capacity was returned to new railcar manufacturing. During the nine months ended September 30, 2011, approximately 3,060 railcars were shipped compared to approximately 1,130 railcars for the same period of 2010.
Adjusted EBITDA was $26.8 million for the nine months ended September 30, 2011 compared to $2.0 million for the same period in 2010. The increase resulted primarily from an increase in revenues and gross profit margin and a decrease in selling, administrative and other costs, exclusive of stock based compensation. The Company’s gross profit margin increase was primarily attributable to increased railcar shipments, improved pricing and leverage created by higher volumes. Selling, administrative and other costs, exclusive of stock based compensation, decreased primarily due to a decrease in outside services. In addition, losses from the Company’s joint ventures increased, which were primarily attributable to restarting production of the Company’s castings joint venture and the continued development of the Company’s Indian joint venture business.
Net interest expense for the nine months ended September 30, 2011 was $12.3 million compared to $13.4 million of net interest expense for the same period in 2010. Interest expense decreased due to capitalized interest recorded for the investment in the Company’s joint venture.
The Company reported a net loss of $(0.7) million, or $(0.03) per share, for the nine months ended September 30, 2011 compared to a net loss of $(19.2) million, or $(0.90) per share, for the same period in 2010. The Company’s net loss decreased due to the factors mentioned above and a decrease in stock based compensation of $3.5 million as a result of fluctuations in the Company’s stock price.
ARI will host a webcast and conference call on Thursday, October 27, 2011 at 10:00 am (Eastern Time) to discuss the Company’s third quarter 2011 financial results. To participate in the webcast, please log-on to ARI’s investor relations page through the ARI website at www.americanrailcar.com. To participate in the conference call, please dial 877.745.9389. Participants are asked to log-on to the ARI website or dial in to the conference call approximately 10 to 15 minutes prior to the start time. An audio replay of the call will also be available on the Company’s website promptly following the earnings call.
About American Railcar Industries, Inc.
American Railcar Industries, Inc. is a leading North American designer and manufacturer of hopper and tank railcars. ARI also leases, repairs and refurbishes railcars, provides fleet management services and designs and manufactures certain railcar and industrial components. ARI provides its railcar customers with integrated solutions through a comprehensive set of high quality products and related services.

Forward Looking Statement Disclaimer
This press release contains statements relating to expected financial performance and/or future business prospects, events and plans that are forward-looking statements. Forward-looking statements represent the Company’s estimates and assumptions only as of the date of this press release. Such statements include, without limitation, statements regarding potential improvements in ARI’s business and the overall railcar industry, the potential for increased order activity, improved pricing, anticipated future production rates, the Company’s backlog and any implication that the Company’s backlog may be indicative of future sales. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from the results described in or anticipated by the Company’s forward-looking statements. Other potential risks and uncertainties include, among other things: the impact of the recent economic downturn, adverse market conditions and restricted credit markets, and the impact of the continuation of these conditions; ARI’s reliance upon a small number of customers that represent a large percentage of revenues and backlog; the health of and prospects for the overall railcar industry; prospects in light of the cyclical nature of the railcar manufacturing business and the current economic environment; anticipated trends relating to shipments, leasing, railcar services, revenues, financial condition or results of operations; the Company’s ability to manage overhead and variations in production rates; the highly competitive nature of the railcar manufacturing industry; fluctuating costs of raw materials, including steel and railcar components and delays in the delivery of such raw materials and components; fluctuations in the supply of components and raw materials that ARI uses in railcar manufacturing; anticipated production schedules for products and the anticipated financing needs, construction and production schedules of ARI’s joint ventures; the risks associated with potential joint ventures, potential acquisitions or new business endeavors; the international economic and political risks related to ARI’s joint ventures’ current and potential international operations; the risk of the lack of acceptance of new railcar offerings by ARI’s customers and the risk of initial production costs for the Company’s new railcar offerings being significantly higher than expected; the sufficiency of the Company’s liquidity and capital resources; the conversion of ARI’s railcar backlog into revenues; compliance with covenants contained in the Company’s unsecured senior notes; the impact and anticipated benefits of any acquisitions ARI may complete; the impact and costs and expenses of any litigation ARI may be subject to now or in the future; the ongoing benefits and risks related to the Company’s relationship with Mr. Carl Icahn (the chairman of the Company’s board of directors and, through his holdings of Icahn Enterprises LP, the Company’s principal beneficial stockholder) and certain of his affiliates; and the additional risk factors described in ARI’s filings with the Securities and Exchange Commission. The Company expressly disclaims any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	As of
	September 30,	December 31,
	2011	2010
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$284,099	$318,758
Accounts receivable, net	32,441	21,002
Accounts receivable, due from related parties	3,473	4,981
Income taxes receivable	14,878	14,939
Inventories, net	114,628	50,033
Deferred tax assets	3,632	3,029
Prepaid expenses and other current assets	3,502	2,654

Total current assets	456,653	415,396

Property, plant and equipment, net	175,630	181,255
Deferred debt issuance costs	1,489	1,951
Interest receivable, due from related parties	308	187
Goodwill	7,169	7,169
Investments in and loans to joint ventures	45,319	48,169
Other assets	862	240

Total assets	$687,430	$654,367

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$66,417	$29,334
Accounts payable, due to related parties	499	275
Accrued expenses and taxes	8,909	5,095
Accrued compensation	10,880	11,054
Accrued interest expense	1,719	6,875

Total current liabilities	88,424	52,633

Senior unsecured notes	275,000	275,000
Deferred tax liability	8,226	7,938
Pension and post-retirement liabilities	6,132	6,707
Other liabilities	2,700	4,313

Total liabilities	380,482	346,591

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.01 par value, 50,000,000 shares authorized, 21,352,297 shares issued and outstanding at September 30, 2011 and 21,316,296 shares issued and outstanding at December 31, 2010	214	213
Additional paid-in capital	239,608	238,947
Retained earnings	66,475	67,209
Accumulated other comprehensive income	651	1,407

Total stockholders’ equity	306,948	307,776

Total liabilities and stockholders’ equity	$687,430	$654,367

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	For the Three Months Ended
	September 30,
	2011	2010

Revenues:
Manufacturing operations (including $0 and $19,274 from affiliates for the three months ended September 30, 2011 and 2010, respectively)	$108,615	$48,404

Railcar services (including revenues from affiliates of $6,916 and $4,263 for the three months ended September 30, 2011 and 2010, respectively)	17,169	16,393

Total revenues	125,784	64,797

Cost of revenues:
Manufacturing operations	(98,211)	(49,366)
Railcar services	(12,618)	(13,141)

Total cost of revenues	(110,829)	(62,507)
Gross profit	14,955	2,290

Selling, administrative and other (including costs to a related party of $145 and $154 for the three months ended September 30, 2011 and 2010, respectively)	(2,934)	(6,232)

Earnings (loss) from operations	12,021	(3,942)

Interest income (including income from related parties of $717 for both the three months ended September 30, 2011 and 2010)	1,005	1,058
Interest expense	(4,478)	(5,316)
Other income (including income from a related party of $4 for both the three months ended September 30, 2011 and 2010)	5	4
Loss from joint ventures	(2,170)	(1,946)

Earnings (loss) before income taxes	6,383	(10,142)
Income tax (expense) benefit	(2,357)	3,890

Net earnings (loss)	$4,026	$(6,252)

Net earnings (loss) per common share — basic and diluted	$0.19	$(0.29)
Weighted average common shares outstanding — basic and diluted	21,352	21,302

Dividends declared per common share	$—	$—

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	For the Nine Months Ended
	September 30,
	2011	2010

Revenues:
Manufacturing operations (including revenues from affiliates of $1,221 and $65,401 for the nine months ended September 30, 2011 and 2010, respectively)	$271,908	$127,262

Railcar services (including revenues from affiliates of $19,049 and $10,283 for the nine months ended September 30, 2011 and 2010, respectively)	50,632	51,011

Total revenues	322,540	178,273

Cost of revenues:
Manufacturing operations	(250,892)	(131,643)
Railcar services	(38,493)	(40,814)

Total cost of revenues	(289,385)	(172,457)
Gross profit	33,155	5,816

Selling, administrative and other (including costs to a related party of $436 and $462 for the nine months ended September 30, 2011 and 2010, respectively)	(14,878)	(17,925)

Earnings (loss) from operations	18,277	(12,109)

Interest income (including income from related parties of $2,111 and $1,938 for the nine months ended September 30, 2011 and 2010, respectively)	2,865	2,557
Interest expense	(15,143)	(15,956)
Other income (including income from a related party of $11 and $12 for the nine months ended September 30, 2011 and 2010, respectively)	24	381
Loss from joint ventures	(7,241)	(5,999)

Loss before income taxes	(1,218)	(31,126)
Income tax benefit	484	11,969

Net loss	$(734)	$(19,157)

Net loss per common share — basic and diluted	$(0.03)	$(0.90)
Weighted average common shares outstanding — basic and diluted	21,351	21,302

Dividends declared per common share	$—	$—

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	For the Nine Months Ended
	September 30,
	2011	2010

Operating activities:
Net loss	$(734)	$(19,157)
Adjustments to reconcile net earnings to net cash used in operating activities:
Depreciation	16,872	17,777
Amortization of deferred costs	524	524
Loss on disposal of property, plant and equipment	82	34
Stock based compensation	(1,128)	2,353
Change in interest receivable, due from related parties	(120)	837
Change in investments in joint ventures as a result of loss	7,241	5,999
Realized gain on short-term investments — available-for-sale securities	—	(379)
Deferred income tax benefit	(312)	(12,320)
(Recovery) provision for doubtful accounts receivable	(26)	68
Changes in operating assets and liabilities:
Accounts receivable, net	(11,437)	(7,663)
Accounts receivable, due from related parties	1,448	(4,601)
Income taxes receivable	(12)	831
Inventories, net	(64,633)	(18,049)
Prepaid expenses and other current assets	(848)	1,032
Accounts payable	37,091	15,462
Accounts payable, due to related parties	224	(196)
Accrued expenses and taxes	(1,989)	(4,408)
Other	(1,463)	19

Net cash used in operating activities	(19,220)	(21,837)
Investing activities:
Purchases of property, plant and equipment	(11,836)	(4,852)
Proceeds from the sale of property, plant and equipment	117	104
Proceeds from the sale of short-term investments — available-for-sale securities	—	4,180
Investments in and loans to joint ventures	(4,453)	(14,298)

Net cash used in investing activities	(16,172)	(14,866)
Financing activities:
Proceeds from stock option exercises	756	—

Net cash provided by financing activities	756	—

Effect of exchange rate changes on cash and cash equivalents	(23)	1

Decrease in cash and cash equivalents	(34,659)	(36,702)
Cash and cash equivalents at beginning of period	318,758	347,290

Cash and cash equivalents at end of period	$284,099	$310,588

RECONCILIATION OF NET EARNINGS (LOSS) TO EBITDA AND ADJUSTED EBITDA
(In thousands, unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2011	2010	2011	2010

Net earnings (loss)	$4,026	$(6,252)	$(734)	$(19,157)
Income tax expense (benefit)	2,357	(3,890)	(484)	(11,969)
Interest expense	4,478	5,316	15,143	15,956
Interest income	(1,005)	(1,058)	(2,865)	(2,557)
Depreciation	5,418	5,876	16,872	17,777

EBITDA	$15,274	$(8)	$27,932	$50

(Income) expense related to stock appreciation rights compensation [1]	(3,087)	1,532	(1,128)	2,353
Other income on short-term investment activity	—	—	—	(379)

Adjusted EBITDA	$12,187	$1,524	$26,804	$2,024

[1]	SARs are cash settled at time of exercise
EBITDA represents net earnings (loss) before income tax expense (benefit), interest expense (income) and depreciation of property, plant and equipment. The Company believes EBITDA is useful to investors in evaluating ARI’s operating performance compared to that of other companies in the same industry. In addition, ARI’s management uses EBITDA to evaluate operating performance. The calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s business. EBITDA is not a financial measure presented in accordance with U.S. generally accepted accounting principles (U.S. GAAP). Accordingly, when analyzing the Company’s operating performance, investors should not consider EBITDA in isolation or as a substitute for net loss, cash flows used in operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. The calculation of EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.
Adjusted EBITDA represents EBITDA before stock based compensation related to stock appreciation rights (SARs), and before income on short-term investments. Management believes that Adjusted EBITDA is useful to investors in evaluating the Company’s operating performance, and therefore uses Adjusted EBITDA for that purpose. The Company’s SARs, which settle in cash, are revalued each quarter based primarily upon changes in ARI’s stock price. Management believes that eliminating the expense or income associated with stock based compensation and short-term investment activity allows management and ARI’s investors to understand better the operating results independent of financial changes caused by the fluctuating price and value of the Company’s common stock and short-term investments. Adjusted EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing operating performance, investors should not consider Adjusted EBITDA in isolation or as a substitute for net loss, cash flows used in operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. The Company’s calculation of Adjusted EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.